Transgenomic Announces Appointment of Mark P. Colonnese as

Chief Financial Officer

Omaha, Neb. (September 13, 2012) – Transgenomic, Inc. (OTC/BB: TBIO) today announced the appointment of Mark P. Colonnese as Executive Vice President and Chief Financial Officer of the Company. In this role, Mr. Colonnese will lead the Company’s financial and capital markets strategy, as well as advise on business development and transactional activities.

Mr. Colonnese has nearly 30 years of experience in leading business growth and financial strategies for life sciences companies. He most recently served as Executive Vice President, Commercial Operations and Chief Financial Officer at Salutria Pharmaceuticals, LLC, a privately-held, development-stage pharmaceutical company. Prior to that, Mr. Colonnese served as Executive Vice President, Commercial Operations at AtheroGenics, Inc., a development-stage pharmaceutical company, where he raised $450 million in debt and equity capital, led the company’s IPO in 2000 and helped negotiate a worldwide partnership agreement with AstraZeneca. Prior to joining AtheroGenics, Mr. Colonnese served as Senior Vice President and Chief Financial Officer at Medaphis Corporation and has also held executive positions at Applied Analytical Industries, Inc. and Schering-Plough Corporation. Mr. Colonnese holds an M.B.A. from Fairleigh Dickinson University, a B.S. magna cum laude from Ithaca College, and is a Certified Public Accountant.

“Mark’s deep experience with Wall Street brings a financial and transactional background that is a welcome addition to Transgenomic, as we look to aggressively expand our business through internal development, collaborations and acquisitions,” said Craig Tuttle, Chief Executive Officer of Transgenomic. “Further, Mark’s broad business background provides us with valuable expertise to foster and manage our planned, rapid growth at the Company. This includes experience in the cardiology field, which will be paramount for our planned growth in cardiac genetic testing. We look forward to his contributions to the team.”

Mr. Colonnese commented: “As a leader in cardiac genetic testing, and with a rapidly expanding portfolio of world-class products and services, Transgenomic is an exciting growth story. I look forward to joining the team, and to helping develop the strategies that will further accelerate the Company’s growth.”

About Transgenomic, Inc.

Transgenomic, Inc. (www.transgenomic.com) is a global biotechnology company advancing personalized medicine in cardiology, oncology, and inherited diseases through its proprietary molecular technologies and world-class clinical and research services. The Company is the global leader in cardiac genetic testing with a family of innovative products, including its flagship C-GAAP test, designed to detect gene mutations which indicate cardiac disorders, or which can lead to serious adverse events. Transgenomic has three complementary business divisions: Transgenomic Clinical Laboratories, which specializes in molecular diagnostics for cardiology, oncology, neurology, and mitochondrial disorders; Transgenomic Pharmacogenomic Services, a contract research laboratory that specializes in supporting all phases of pre-clinical and clinical trials for oncology drugs in development; and Transgenomic Diagnostic Tools, which produces equipment, reagents, and other consumables that empower clinical and research applications in molecular testing and cytogenetics. Transgenomic believes there is significant opportunity for continued growth across all three businesses by leveraging their synergistic capabilities, technologies, and expertise. The Company actively develops and acquires new technology and other intellectual property that strengthens its leadership in personalized medicine.

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements” of Transgenomic within the meaning of the Private Securities Litigation Reform Act of 1995, which involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from any future results, performance or achievements expressed or implied by such statements. Forward-looking statements include, but are not limited to, those with respect to management's current views and estimates of future economic circumstances, industry conditions, company performance and financial results, including the ability of the Company to grow its involvement in the diagnostic products and services markets. The known risks, uncertainties and other factors affecting these forward-looking statements are described from time to time in Transgenomic's filings with the Securities and Exchange Commission. Any change in such factors, risks and uncertainties may cause the actual results, events and performance to differ materially from those referred to in such statements. Accordingly, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 with respect to all statements contained in this press release. All information in this press release is as of the date of the release and Transgenomic does not undertake any duty to update this information, including any forward-looking statements, unless required by law.

Contacts

Investor Contact
Argot Partners
David Pitts, 212-600-1902
david@argotpartners.com
or
Company Contact
Transgenomic, Inc.
Investor Relations
402-452-5416
investorrelations@transgenomic.com